SLM Student Loan Trust 2004-5 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$2,829,215,712.16	$(101,215,119.56)	$2,728,000,592.60
	ii	Interest to be Capitalized	7,386,206.64		7,466,688.29

	iii	Total Pool	$2,836,601,918.80		$2,735,467,280.89

	iv	Specified Reserve Account Balance	7,091,504.80		6,838,668.20
	v	Capitalized Interest	35,000,000.00		35,000,000.00

	vi	Total Adjusted Pool	$2,878,693,423.60		$2,777,305,949.09

B	i	Weighted Average Coupon (WAC)	5.195%		5.187%
	ii	Weighted Average Remaining Term	276.54		275.18
	iii	Number of Loans	126,586		123,227
	iv	Number of Borrowers	82,945		80,095
	v	Aggregate Outstanding Principal Balance - T-Bill	$707,358,116.75		$684,325,772.13
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,129,243,802.05		$2,051,141,508.76

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 1/25/05	Balance 4/25/05

C	i	A-1 Notes	78442GLS3	0.000%	1.00000	$127,676,423.60	$26,288,949.09
	ii	A-2 Notes	78442GLT1	0.030%	1.00000	$447,000,000.00	$447,000,000.00
	iii	A-3 Notes	78442GLU8	0.090%	1.00000	$331,000,000.00	$331,000,000.00
	iv	A-4 Notes	78442GLV6	0.150%	1.00000	$586,010,000.00	$586,010,000.00
	vi	A-5* Notes	XS0194142997	0.080%	1.22260	€300,000,000.00	€300,000,000.00
	vii	A-6* Notes	XS0194143532	0.170%	1.22260	€760,000,000.00	€760,000,000.00
	viii	B Notes	78442GLW4	0.480%	1.00000	$91,051,000.00	$91,051,000.00

	Reserve Account		1/25/2005	4/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$7,091,504.80	$6,838,668.20
	iv	Reserve Account Floor Balance ($)	$4,455,445.00	$4,455,445.00
	v	Current Reserve Acct Balance ($)	$7,091,504.80	$6,838,668.20

E	Other Accounts		1/25/2005	4/25/2005

	i	Pre-Funding Account	$—	$—
	ii	Remarketing Fee Account	$—	$—
	iii	Capitalized Interest Account	$35,000,000.00	$35,000,000.00
	iv	Principal Accumulation Account	$—	$—
	v	Supplemental Interest Account	$—	$—
	vi	Investment Reserve Account	$—	$—
	vii	Investment Premium Purchase Account	$—	$—

F	Asset/Liability		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$2,878,693,423.60	$2,777,305,949.09
		Pre-Funding Account Balance	$—	$—
		Total	$2,878,693,423.60	$2,777,305,949.09

	ii	Total USD equivalent Notes	$2,878,693,423.60	$2,777,305,949.09
	iii	Difference	$(0.00)	$—
	iv	Parity Ratio	1.00000	1.00000

* A-5 and A-6 Notes are denominated in Euros

II. 2004-5 Transactions from: 12/31/2004 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$103,303,085.13
	ii	Principal Collections from Guarantor	8,653,105.56
	iii	Principal Reimbursements	2,155,190.59
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$114,111,381.28

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(311.88)
	ii	Capitalized Interest	(12,895,949.84)

	iii	Total Non-Cash Principal Activity	$(12,896,261.72)

C	Student Loan Purchase		$—

D	Total Student Loan Principal Activity		$101,215,119.56

E	Student Loan Interest Activity
	i	Regular Interest Collections	$21,277,212.57
	ii	Interest Claims Received from Guarantors	596,078.77
	iii	Collection Fees/Returned Items	12,897.58
	iv	Late Fee Reimbursements	353,475.81
	v	Interest Reimbursements	25,952.82
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,905,513.62
	viii	Subsidy Payments	1,701,473.92

	ix	Total Interest Collections	$28,872,605.09

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$734.81
	ii	Capitalized Interest	12,895,949.84

	iii	Total Non-Cash Interest Adjustments	$12,896,684.65

H	Total Student Loan Interest Activity		$41,769,289.74

I	Non-Reimbursable Losses During Collection Period		$—

J	Cumulative Non-Reimbursable Losses to Date		$1,116.05

III. 2004-5 Collection Account Activity 12/31/2004 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$33,184,574.04
	ii	Consolidation Principal Payments	78,771,616.65
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	2,155,190.59

	vii	Total Principal Collections	$114,111,381.28

B	Interest Collections
	i	Interest Payments Received	$28,078,117.77
	ii	Consolidation Interest Payments	402,161.11
	iii	Reimbursements by Seller	3,146.04
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	5,746.08
	vi	Re-purchased Interest	17,060.70
	vii	Collection Fees/Return Items	12,897.58
	viii	Late Fees	353,475.81

	ix	Total Interest Collections	$28,872,605.09

C	Other Reimbursements		$491,433.82

D	Reserves In Excess of the Requirement		$252,836.60

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$742,369.01

M	Funds Released from Capitalized Interest Account		$—

N	Funds Released from Pre-Funding Account		$—

O	Initial Deposits into Collection Account		$—

	TOTAL AVAILABLE FUNDS		$144,470,625.80

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,347,480.85)
		Consolidation Loan Rebate Fees	$(7,037,962.51)

P	NET AVAILABLE FUNDS		$135,085,182.44

	Servicing Fees Due for Current Period		$1,150,871.76

	Carryover Servicing Fees Due		$—

	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,175,871.76

IV. 2004-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.143%	5.150%	84,021	82,830	66.375%	67.217%	$1,754,903,563.48	$1,695,517,525.17	62.028%	62.152%
31-60 Days Delinquent	5.997%	6.086%	4,190	3,577	3.310%	2.903%	87,692,557.70	76,786,934.61	3.100%	2.815%
61-90 Days Delinquent	6.091%	6.143%	2,362	2,055	1.866%	1.668%	50,259,259.88	43,570,940.74	1.776%	1.597%
91-120 Days Delinquent	5.747%	6.500%	1,553	951	1.227%	0.772%	37,694,989.32	20,858,815.13	1.332%	0.765%
> 120 Days Delinquent	6.846%	6.521%	3,062	2,731	2.419%	2.216%	58,816,429.58	56,846,305.20	2.079%	2.084%

Deferment
Current	4.826%	4.884%	13,112	13,192	10.358%	10.705%	340,324,132.17	334,129,476.13	12.029%	12.248%

Forbearance
Current	5.133%	5.054%	18,052	17,639	14.261%	14.314%	494,176,030.84	494,363,266.92	17.467%	18.122%

TOTAL REPAYMENT	5.190%	5.181%	126,352	122,975	99.815%	99.795%	$2,823,866,962.97	$2,722,073,263.90	99.811%	99.783%
Claims in Process (1)	7.736%	7.613%	234	252	0.185%	0.205%	$5,348,749.19	$5,927,328.70	0.189%	0.217%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.195%	5.187%	126,586	123,227	100.000%	100.000%	$2,829,215,712.16	$2,728,000,592.60	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-5 Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$33,451,429.09
B	Interest Subsidy Payments Accrued During Collection Period			1,568,958.43
C	SAP Payments Accrued During Collection Period			7,625,233.05
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			742,369.01
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(7,037,962.51)

G	Net Expected Interest Collections			$36,350,027.07

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$710,000,000.00

	ii	Libor (Interpolated first period)		2.70000%
	iii	Cap %		6.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I		USD/EUR Interest Rate Swap

		Swap Payments
				A-5 Swap	A-6 Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$366,780,000	$929,176,000
		ii	3 Month USD-LIBOR	2.70000%	2.70000%
		iii	Spread	0.08830%	0.19610%

		iv	Pay Rate	2.78830%	2.89610%
		v	Gross Swap Payment Due Counterparty	$2,556,731.68	$6,727,466.53
		vi	Days in Period 01/25/05 - 04/25/05	90	90

		Counterparty Pays:
		i	Notional Swap Amount (EUR)	€300,000,000.00	€760,000,000.00
		ii	3 Month EURIBOR	2.14300%	2.14300%
		iii	Spread	0.08000%	0.17000%

		iv	Pay Rate	2.22300%	2.31300%
		v	Gross Swap Receipt Due Paying Agent	€1,667,250.00	€4,394,700.00
		vi	Days in Period 01/25/05 - 04/25/05	90	90

VI. 2004-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.006750000	1/25/05 — 4/25/05	2.70000%	LIBOR

B	Class A-2 Interest Rate	0.006825000	1/25/05 — 4/25/05	2.73000%	LIBOR

C	Class A-3 Interest Rate	0.006975000	1/25/05 — 4/25/05	2.79000%	LIBOR

D	Class A-4 Interest Rate	0.007125000	1/25/05 — 4/25/05	2.85000%	LIBOR

E	Class A-5 Interest Rate	0.005557500	1/25/05 — 4/25/05	2.22300%	EURIBOR

F	Class A-6 Interest Rate	0.005782500	1/25/05 — 4/25/05	2.31300%	EURIBOR

G	Class B Interest Rate	0.007950000	1/25/05 — 4/25/05	3.18000%	LIBOR

VII. 2004-5 Inputs From Prior Quarter 1/25/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,829,215,712.16
	ii	Interest To Be Capitalized	7,386,206.64

	iii	Total Pool	$2,836,601,918.80
	iv	Specified Reserve Account Balance	7,091,504.80
	v	Capitalized Interest	35,000,000.00

	vi	Total Adjusted Pool	$2,878,693,423.60

B	Total Note and Certificate Factor		0.9484933
C	Total Note Balance		$2,878,693,423.60

D	Note Balance 01/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.4495649	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$127,676,423.60	$447,000,000.00	$331,000,000.00	$586,010,000.00	€300,000,000.00	€760,000,000.00	$91,051,000.00

E	Note Principal Shortfall		$—	$—	$—	$—	€—	€—	$—
F	Interest Shortfall		$—	$—	$—	$—	€—	€—	$—
G	Interest Carryover		$—	$—	$—	$—	€—	€—	$—

H	Reserve Account Balance		$7,091,504.80
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-5 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-P)		$135,085,182.44	$135,085,182.44

B	Primary Servicing Fees-Current Month		$1,150,871.76	$133,934,310.68

C	Administration Fee		$25,000.00	$133,909,310.68

D	Aggregate Quarterly Funding Amount		$0.00	$133,909,310.68

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$861,815.86	$133,047,494.82
	ii	Class A-2	$3,050,775.00	$129,996,719.82
	iii	Class A-3	$2,308,725.00	$127,687,994.82
	iv	Class A-4	$4,175,321.25	$123,512,673.57
	v	Class A-5 USD payment to the swap counterparty	$2,556,731.68	$120,955,941.89
	vi	Class A-6 USD payment to the swap counterparty	$6,727,466.53	$114,228,475.36
	vii	Swap Termination Payments	$0.00	$114,228,475.36

		Total	$19,680,835.32

F	Class B Noteholders’ Interest Distribution Amount		$723,855.45	$113,504,619.91

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$101,387,474.51	$12,117,145.40
	ii	Class A-2	$0.00	$12,117,145.40
	iii	Class A-3	$0.00	$12,117,145.40
	iv	Class A-4	$0.00	$12,117,145.40
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$12,117,145.40
	vi	Class A-6 USD payment to the swap counterparty	$0.00	$12,117,145.40

		Total	$101,387,474.51

H	Supplemental Interest Account Deposit		$0.00	$12,117,145.40

I	Investment Reserve Account Required Amount		$0.00	$12,117,145.40

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$12,117,145.40

K	Increase to the Specified Reserve Account Balance		$0.00	$12,117,145.40

L	Investment Premium Purchase Account Deposit		$0.00	$12,117,145.40

M	Carryover Servicing Fees		$0.00	$12,117,145.40

N	Remaining Swap Termination Fees		$0.00	$12,117,145.40

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$12,117,145.40

	Excess to Excess Distribution Certificate Holder		$12,117,145.40	$0.00

*	Principal amounts allocable to the A-5 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-5 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,091,504.80
	ii	Deposits to correct Shortfall	$—

	iii	Total Reserve Account Balance Available	$7,091,504.80
	iv	Required Reserve Account Balance	$6,838,668.20
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$252,836.60

	vii	End of Period Account Balance	$6,838,668.20

B	Pre-Funding Account
	i	Beginning of Period Account Balance	$—
	ii	Amount Paid, New Loan Purchases	$—
	iii	Funds Released to Collection Account	$—

	iv	End of Period Account Balance	$—

C	Capitalized Interest Account
	i	Beginning of Period Account Balance	$35,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$0.00

	iii	End of Period Account Balance	$35,000,000.00

D	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	4/27/2009	1/26/2015
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—
	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

E	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

F	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a
	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	1373
	vii	Supplemental Interest Account Deposit Amount	n/a

G	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

H	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-5 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$861,815.86	$3,050,775.00	$2,308,725.00	$4,175,321.25	€1,667,250.00	€4,394,700.00	$723,855.45
	ii	Quarterly Interest Paid	861,815.86	3,050,775.00	2,308,725.00	4,175,321.25	1,667,250.00	4,394,700.00	723,855.45

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$101,387,474.51	$0.00	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	101,387,474.51	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$102,249,290.37	$3,050,775.00	$2,308,725.00	$4,175,321.25	€1,667,250.00	€4,394,700.00	$723,855.45

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/2005	$2,878,693,423.60
	ii	Adjusted Pool Balance 3/31/2005	2,777,305,949.09

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$101,387,474.51

	x	Principal Distribution Amount Paid	$101,387,474.51

	xi	Principal Shortfall (viii - ix)	$—

F	Note Balances			1/25/2005	4/25/2005
	i	A-1 Note Balance	78442GLS3	$127,676,423.60	$26,288,949.09
		A-1 Note Pool Factor		0.4495649	0.0925667

	ii	A-2 Note Balance	78442GLT1	$447,000,000.00	$447,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GLU8	$331,000,000.00	$331,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLV6	$586,010,000.00	$586,010,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	XS0194142997	€300,000,000.00	€300,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	XS0194143532	€760,000,000.00	€760,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	B Note Balance	78442GLW4	$91,051,000.00	$91,051,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-5 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	6/10/04-9/30/04

Beginning Student Loan Portfolio Balance			$2,829,215,712.16	$2,876,650,120.84	$2,426,051,720.02

	Student Loan Principal Activity
	i	Regular Principal Collections	$103,303,085.13	$48,322,106.53	$58,058,021.86
	ii	Principal Collections from Guarantor	8,653,105.56	3,474,579.76	2,288,985.22
	iii	Principal Reimbursements	2,155,190.59	8,478,866.65	32,134,593.92
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$114,111,381.28	$60,275,552.94	$92,481,601.00
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(311.88)	$(5,215.97)	$781.33
	ii	Capitalized Interest	(12,895,949.84)	(12,835,928.29)	(15,895,550.95)

	iii	Total Non-Cash Principal Activity	$(12,896,261.72)	$(12,841,144.26)	$(15,894,769.62)

	Student Loan Purchase		$—	$—	$(527,185,232.20)

(-)	Total Student Loan Principal Activity		$101,215,119.56	$47,434,408.68	$(450,598,400.82)

	Student Loan Interest Activity
	i	Regular Interest Collections	$21,277,212.57	$21,712,828.40	$26,122,380.82
	ii	Interest Claims Received from Guarantors	596,078.77	139,957.59	59,289.61
	iii	Collection Fees/Returned Items	12,897.58	9,448.43	2,042.37
	iv	Late Fee Reimbursements	353,475.81	324,232.58	359,439.89
	v	Interest Reimbursements	25,952.82	44,650.86	158,671.51
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	4,905,513.62	2,421,928.13	265,845.28
	viii	Subsidy Payments	1,701,473.92	1,505,572.32	305,106.98

	ix	Total Interest Collections	$28,872,605.09	$26,158,618.31	$27,272,776.46

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$734.81	$14,214.72	$(1,186,876.52)
	ii	Capitalized Interest	12,895,949.84	12,835,928.29	15,895,550.95

	iii	Total Non-Cash Interest Adjustments	$12,896,684.65	$12,850,143.01	$14,708,674.43

	Total Student Loan Interest Activity		$41,769,289.74	$39,008,761.32	$41,981,450.89

(=)	Ending Student Loan Portfolio Balance		$2,728,000,592.60	$2,829,215,712.16	$2,876,650,120.84
(+)	Interest to be Capitalized		$7,466,688.29	$7,386,206.64	$6,675,903.36

(=)	TOTAL POOL		$2,735,467,280.89	$2,836,601,918.80	$2,883,326,024.20

(+)	Reserve Account Balance		$6,838,668.20	$7,091,504.80	$7,208,315.06

(+)	Capitalized Interest Account Balance		$35,000,000.00	$35,000,000.00	$35,000,000.00

(=)	Total Adjusted Pool		$2,777,305,949.09	$2,878,693,423.60	$2,925,534,339.26

XIII. 2004-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,836,601,919	5.86%
Apr-05	$2,735,467,281	9.30%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the pool balance as of 9/30/04